Exhibit 99.1

Tower Group International, Ltd. Reports Second Quarter 2013 Results

HAMILTON, Bermuda--(BUSINESS WIRE)--November 22, 2013--Tower Group International, Ltd. (NASDAQ:TWGP) today announced financial results for the second quarter and first half of 2013. These results reflect the second quarter of results following the March 13, 2013 merger between Tower Group, Inc. (TGI) and Canopius Holdings Bermuda Limited (Canopius Bermuda), which was renamed Tower Group International, Ltd. (Tower) upon completion of the merger and became the ultimate parent company. Since the merger transaction was accounted for as a reverse acquisition and recapitalization, under which TGI was identified and treated as the accounting acquirer, historical results prior to the first quarter of 2013 reflect only the financial results reported by TGI, with equity accounts and earnings per share restated to reflect Tower’s new capitalization.

As previously disclosed, Tower has completed, with the assistance of its independent actuarial consultants, a comprehensive review of the Company's loss reserves as of June 30, 2013. As a result of this review, the Company strengthened loss reserves in the second quarter of 2013 by $326.7 million. This reserve strengthening arose primarily from accident years 2008-2011 within the workers’ compensation, commercial multi-peril liability, other liability and commercial auto liability lines of business. In addition, as previously disclosed, the Company had restatement adjustments of $37.4 million to loss reserves as of December 31, 2012, bringing the total prior year reserve strengthening to $364.1 million.

The reserve strengthening was viewed by Tower as an event or circumstance that required the Company to perform, in the second quarter of 2013, a detailed quantitative analysis of whether its recorded goodwill was impaired. As a result of this analysis, Tower reported a non-cash goodwill impairment charge of $214.0 million for the second quarter of 2013, representing all goodwill associated with its Commercial Insurance reporting unit at January 1, 2013. As of June 30, 2013, all of Tower’s remaining goodwill of $55.5 million is associated with the Personal Insurance reporting unit.

During the three months ended June 30, 2013, Tower’s U.S. taxed subsidiaries (excluding the Reciprocal Exchanges) recognized pre-tax losses of $394.9 million. This resulted in a net deferred tax asset, before any valuation allowance, as of June 30, 2013. The Company concluded that a full valuation allowance was required for Tower’s U.S. taxed subsidiaries. For the three months ended June 30, 2013, $113.9 million of the valuation allowance was recorded in the statement of operations and $25.8 million was recorded in other comprehensive income as a direct charge to Tower’s shareholders’ equity.

Net loss attributable to common shareholders for the second quarter of 2013 was $(507.3) million, or $(8.88) per diluted share, compared to a net loss attributable to common shareholders of $(16.8) million, or $(0.39) per diluted share, in the second quarter of 2012.

Operating loss (1) in the second quarter of 2013 was $(291.1) million, or $(5.10) per share, compared to an operating loss of $(17.3) million, or ($0.40) per share, in the second quarter of 2012. Earnings per share for both periods reflect Tower’s post-merger shares, with diluted weighted average shares outstanding of 57.1 million in the second quarter of 2013 and 43.3 million in the second quarter of 2012.

Tower shareholders’ equity was $579.2 million at June 30, 2013, compared with $950.1 million at December 31, 2012. Book value per share (2) at June 30, 2013 was $10.09, compared with $21.83 at December 31, 2012. Tangible book value per share (2) at June 30, 2013 was $7.50, compared with $13.99 at December 31, 2012. Book value per share and tangible book value per share for both periods reflects Tower’s new shares, with 57,429,099 shares outstanding at June 30, 2013, compared with 43,513,678 shares outstanding at December 31, 2012.

Michael H. Lee, President and Chief Executive Officer, said, “We are deeply disappointed by our second quarter operating results, including the significant reserve charge as well as the delay in our financial reporting. The reserve strengthening stemmed primarily from certain types of business that we underwrote from accident years 2008 to 2011. While we began to re-underwrite this business in 2010, the loss emergence from this business from those accident years that we noticed in the second quarter caused us to significantly increase our reserve position. The type of business that contributed to the reserve strengthening comprised 39% of our business in 2008, and we reduced this percentage to 3% in the first half of 2013. Due to this re-underwriting and rate increases that we are achieving in most of the other segments of our business, we believe our current business that we are underwriting is performing well. After the reserve strengthening and goodwill impairment in the second quarter, Tower Group International, Ltd. shareholders' equity and consolidated statutory surplus at June 30, 2013 were $579 million and $493 million, respectively.”

Mr. Lee continued, “Our Board continues to review various strategic options, and management is continuing to address the challenges presented by the current situation. The recent downgrades in our ratings from A.M. Best and other rating agencies represent a new challenge to us. To manage this, we are continuing to underwrite our core business of homeowners and small commercial business that are less ratings sensitive, and evaluating various options to retain certain of our ratings sensitive business by placing it with other highly rated insurance companies. To address current liquidity needs at the holding company, we are exploring the sale of some of our holding company and operating assets as well as exploring the possibility of raising additional capital. We are working diligently to address these challenges.”

Segment Reporting

As a result of the merger with Canopius Bermuda, Tower changed the presentation of its business results in the second quarter of 2013 to reflect the way management organizes the company for operating decisions and assessing profitability post-merger. Tower now operates and reports in three business segments: Commercial Insurance; Specialty Insurance and Reinsurance, which includes its specialty business and assumed reinsurance previously reported in the Commercial Insurance segment; and Personal Insurance, which includes its management companies that provide certain services to the Reciprocal Exchanges for a management fee. Prior period segment disclosures have been restated to conform to the current presentation, and these realignments have no impact on consolidated operating results.

Second Quarter 2013 Details (all figures compare results in the second quarter of 2013 to the results for the second quarter of 2012 except as noted otherwise):

Gross premiums written and managed were $475.6 million, compared with $537.6 million. Net premiums earned were $418.4 million, compared to $460.2 million, as growth in commercial insurance was offset by lower assumed reinsurance and increased premium cessions to the homeowners’ quota share reinsurance treaty effective in January 2013.

Total revenues were $460.5 million compared with $506.4 million, reflecting lower earned premiums and investment income offset by increased ceding commissions from the quota share reinsurance treaty for Tower’s homeowners business. Net investment income was $28.4 million compared to $31.8 million. Net investment income in the second quarter of 2013 excludes $7.8 million in income from Tower’s investment in Canopius Group Limited, which is reported separately as “Equity income in unconsolidated affiliate.” The tax equivalent investment yield at amortized cost was 4.0% at June 30, 2013, compared to 4.8% at June 30, 2012. Net realized investment losses were $2.0 million, compared to net realized investment gains of $19,000.

Strategic Review and Expense Control Initiative

On October 7, 2013, Tower announced that its Board of Directors is reviewing a range of strategic options with its lead financial advisor, JP Morgan Securities LLC. While this process is continuing, the Company is implementing an expense control initiative to streamline its operations and focus resources on its most profitable lines of business. As part of this initiative, the Company is completing a workforce reduction affecting approximately 10% of the total employee population of approximately 1,400. The areas that are most significantly impacted are commercial lines underwriting as well as operations. This workforce reduction is expected to result in annualized cost savings of approximately $21.0 million. The Company currently estimates that it will recognize pre-tax charges of approximately $5.0 million in the fourth quarter of 2013 for severance and other one-time termination benefits and other associated costs.

The Company experienced significant losses and reductions of statutory surplus in its insurance subsidiaries in the first half of 2013 and there are currently no commitments or assurances to raise additional capital, execute strategic alternatives or to liquidate certain investments at prices sufficient to repay the outstanding balance under its credit facility. In addition, there can be no guarantees that the Company will be able to remedy current statutory capital deficiencies in certain insurance subsidiaries or maintain adequate levels of statutory capital in the future. Until the completion of a definitive executable plan to remedy statutory capital deficiencies and repay the credit facility, there is substantial doubt about the Company’s ability to continue as a going concern.

Notes on Non-GAAP Financial Measures

(1) Operating income excludes realized gains and losses, goodwill impairment, acquisition-related transaction costs and the results of the reciprocal business, net of tax. Operating income is a common measurement for property and casualty insurance companies. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, these measures are a key internal management performance standard. Operating earnings per share is operating income divided by diluted weighted average shares outstanding. The computation of operating income and operating earnings per share is provided in an accompanying table.

(2) Book value per share is calculated as Tower Group International, Ltd. shareholders’ equity divided by the number of shares outstanding. We believe that book value per share is an important measure of our ability to grow shareholder value. Tangible book value per share is calculated as Tower Group International, Ltd. shareholders’ equity, less intangible assets, divided by the number of shares outstanding. The computation of book value per share and tangible book value per share is provided in an accompanying table.

About Tower Group International, Ltd.

Tower Group International, Ltd. is a Bermuda-based global diversified insurance and reinsurance holding company and is listed on the NASDAQ Global Select Market under the symbol TWGP. Through our insurance and reinsurance subsidiaries in the U.S. and Bermuda, collectively referred to as Tower Group Companies, we deliver a broad range of commercial, personal and specialty insurance products and services in the U.S. and specialty reinsurance products globally through our distribution and underwriting partners.

For more information, visit Tower's website at http://www.twrgrpintl.com.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate," "believe" and "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Financial Summary ($ in thousands):

	Three Months Ended June 30,
	2013					2012
		Reciprocal	Elimina-				Reciprocal	Elimina-
($ in thousands)	Tower	Exchanges	tions		Total	Tower	Exchanges	tions		Total
Net premiums written	$360,935	$42,776		$-	$403,711	$441,613	$44,620		$-	$486,233
Revenues
Net premiums earned	$376,554	$41,810		$-	$418,364	$417,612	$42,541		$-	$460,153
Ceding commission revenue	5,966	4,628		1,339	11,933	6,855	3,225		-	10,080
Insurance services revenue	8,804	-		(8,272)	532	9,324	-		(7,965)	1,359
Policy billing fees	3,287	34		-	3,321	2,871	129		-	3,000
Net investment income	27,611	2,459		(1,668)	28,402	30,268	3,177		(1,664)	31,781
Total net realized investment gains
(losses)	(2,243)	209		-	(2,034)	(110)	129		-	19
Total revenues	419,979	49,140		(8,601)	460,518	466,820	49,201		(9,629)	506,392
Expenses
Loss and loss adjustment expenses	537,435	22,457		-	559,892	322,842	26,933		-	349,775
Direct and ceding
commission expense	96,241	8,698		1,339	106,278	87,024	8,162		-	95,186
Other operating expenses	81,161	15,419		(8,272)	88,308	72,533	13,532		(7,965)	78,100
Acquisition-related transaction costs	665	-		-	665	720	-		-	720
Interest expense	7,640	1,663		(1,668)	7,635	7,902	1,664		(1,664)	7,902
Total expenses	723,142	48,237		(8,601)	762,778	491,021	50,291		(9,629)	531,683
Other income (expense)
Equity in income (loss)
of unconsolidated affiliate	7,838	-		-	7,838	-	-	-	-	-
Goodwill impairment	(214,049)	-	-	-	(214,049)	-	-	-	-	-
Income (loss) before income taxes	(509,374)	903		-	(508,471)	(24,201)	(1,090)		-	(25,291)
Income tax expense (benefit)	(2,032)	102		-	(1,930)	(7,392)	(1,527)		-	(8,919)
Net income (loss)	$(507,342)	$801		$-	$(506,541)	$(16,809)	$437		$-	$(16,372)

Ratios
Net loss ratio	142.7%	53.7%			133.8%	77.3%	63.3%			76.0%
Net expense ratio	40.4%	49.7%			41.0%	33.0%	45.6%			34.1%
Net combined ratio	183.1%	103.4%			174.8%	110.3%	108.9%			110.1%

Financial Summary ($ in thousands):

	Six Months Ended June 30,
	2013				2012
		Reciprocal	Elimina-			Reciprocal	Elimina-
	Tower	Exchanges	tions	Total	Tower	Exchanges	tions	Total
Net premiums written	$776,200	$79,902	$-	$856,102	$829,204	$82,713	$-	$911,917
Revenues
Net premiums earned	$757,438	$82,812	$-	$840,250	$796,281	$84,030	$-	$880,311
Ceding commission revenue	18,419	7,619	46	26,084	8,933	6,310	-	15,243
Insurance services revenue	16,093	-	(15,433)	660	16,683	-	(14,827)	1,856
Policy billing fees	6,134	337	-	6,471	5,873	261	-	6,134
Net investment income	57,195	4,839	(3,315)	58,719	62,525	6,526	(3,327)	65,724
Total net realized investment gains
(losses)	3,990	827	-	4,817	1,028	2,319	-	3,347
Total revenues	859,269	96,434	(18,702)	937,001	891,323	99,446	(18,154)	972,615
Expenses
Loss and loss adjustment expenses	777,769	57,855	-	835,624	566,091	51,177	-	617,268
Commission expense	178,808	17,000	46	195,854	159,636	15,935	-	175,571
Other operating expenses	159,492	28,642	(15,433)	172,701	143,529	26,469	(14,827)	155,171
Acquisition-related transaction costs	19,721	-	-	19,721	1,982	-	-	1,982
Interest expense	15,443	3,315	(3,315)	15,443	16,513	3,327	(3,327)	16,513
Total expenses	1,151,233	106,812	(18,702)	1,239,343	887,751	96,908	(18,154)	966,505
Other income (expense)
Equity in income (loss)
of unconsolidated affiliate	7,966	-	-	7,966	-	-	-	-
Goodwill impairment	(214,049)	-	-	(214,049)	-	-	-	-
Income (loss) before income taxes	(498,047)	(10,378)	-	(508,425)	3,572	2,538	-	6,110
Income tax expense (benefit)	(3,622)	102	-	(3,520)	1,216	(910)	-	306
Net income	$(494,425)	$(10,480)	$-	$(504,905)	$2,356	$3,448	$-	$5,804

Ratios
Net loss ratio	102.7%	69.9%		99.4%	71.1%	60.9%		70.1%
Net expense ratio	38.0%	45.6%		38.7%	33.5%	43.9%		34.5%
Net combined ratio	140.7%	115.5%		138.1%	104.6%	104.8%		104.6%

Commercial Insurance Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	Change(%)	2013	2012	Change(%)
Key Measures
Premiums written
Gross premiums written	$179,680	$214,835	-16.4%	$364,536	$422,627	-13.7%
Less: ceded premiums written	(10,616)	(13,155)	-19.3%	(20,914)	(20,336)	2.8%
Net premiums written	$169,064	$201,680	-16.2%	$343,622	$402,291	-14.6%

Revenues
Net premiums earned	170,832	193,793	-11.8%	$348,827	$381,651	-8.6%
Ceding commission revenue	(8,301)	(732)	1034.0%	(8,237)	(2,778)	196.5%
Policy billing fees	1,422	1,390	2.3%	2,792	2,903	-3.8%
Total revenues	163,953	194,451	-15.7%	343,382	381,776	-10.1%
Expenses
Net loss and loss adjustment expenses	249,906	155,395	60.8%	373,293	272,239	37.1%
Underwriting expenses
Direct commission expenses	34,141	33,485	2.0%	64,156	66,184	-3.1%
Other underwriting expenses	32,473	30,347	7.0%	65,227	62,061	5.1%
Total underwriting expenses	66,614	63,832	4.4%	129,383	128,245	0.9%
Underwriting profit (loss)	$(152,567)	$(24,776)	515.8%	$(159,294)	$(18,708)	751.5%

Underwriting Ratios
Net loss ratio	146.3%	80.2%		107.0%	71.3%
Net expense ratio	43.0%	32.6%		38.7%	33.6%
Net combined ratio	189.3%	112.8%		145.7%	104.9%

Specialty Insurance and Reinsurance Segment Information
($ in thousands)
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	Change(%)	2013	2012	Change(%)
Key Measures
Premiums written
Gross premiums written	$121,340	$154,923	-21.7%	$343,008	$284,161	20.7%
Less: ceded premiums written	(17,653)	(12,855)	37.3%	(36,421)	(22,499)	61.9%
Net premiums written	$103,687	$142,068	-27.0%	$306,587	$261,662	17.2%

Revenues
Net premiums earned	$122,211	$143,857	-15.0%	$251,999	$253,834	-0.7%
Ceding commission revenue	3,528	4,626	-23.7%	6,751	6,682	1.0%
Total revenues	125,739	148,483	-15.3%	258,750	260,516	-0.7%
Expenses
Net loss and loss adjustment expenses	248,466	125,814	97.5%	321,442	210,408	52.8%
Underwriting expenses
Direct commission expenses	37,612	33,054	13.8%	71,320	56,485	26.3%
Other underwriting expenses	19,160	17,068	12.3%	35,595	32,366	10.0%
Total underwriting expenses	56,772	50,122	13.3%	106,915	88,851	20.3%
Underwriting profit (loss)	$(179,499)	$(27,453)	553.8%	$(169,607)	$(38,743)	337.8%

Underwriting Ratios
Net loss ratio	203.3%	87.5%		127.6%	82.9%
Net expense ratio	43.6%	31.6%		39.7%	32.4%
Net combined ratio	246.9%	119.1%		167.3%	115.3%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Three Months Ended June 30,
	2013			2012
		Reciprocal			Reciprocal
	Tower	Exchanges	Total	Tower	Exchanges	Total
Key Measures
Premiums written
Gross premiums written	$118,430	$56,106	$174,536	$115,719	52,147	167,866
Less: ceded premiums written	(30,245)	(13,331)	(43,576)	(17,854)	(7,527)	(25,381)
Net premiums written	$88,185	$42,775	$130,960	$97,865	44,620	142,485

Revenues
Net premiums earned	83,512	41,809	125,321	79,962	42,541	122,503
Ceding commission revenue	6,078	5,966	12,044	2,961	3,225	6,186
Policy billing fees	1,865	34	1,899	1,481	129	1,610
Total revenues	91,455	47,809	139,264	84,404	45,895	130,299
Expenses
Net loss and loss adjustment expenses	39,063	22,457	61,520	41,633	26,933	68,566
Underwriting expenses
Direct commission expense	19,826	10,036	29,862	20,486	8,162	28,648
Other underwriting expenses	18,427	15,420	33,847	12,909	14,607	27,516
Total underwriting expenses	38,253	25,456	63,709	33,395	22,769	56,164
Underwriting profit (loss)	$14,139	$(104)	$14,035	$9,376	(3,807)	5,569

Underwriting Ratios
Net loss ratio	46.8%	53.7%	49.1%	52.1%	63.3%	56.0%
Net expense ratio	36.3%	46.5%	39.7%	36.2%	45.6%	39.5%
Net combined ratio	83.1%	100.2%	88.8%	88.3%	108.9%	95.5%

Personal Insurance Segment Information
($ in thousands)
(Unaudited)

	Six Months Ended June 30,
	2013			2012
		Reciprocal			Reciprocal
	Tower	Exchanges	Total	Tower	Exchanges	Total
Key Measures
Premiums written
Gross premiums written	$213,881	$104,554	$318,435	$196,384	101,814	298,198
Less: ceded premiums written	(87,889)	(24,653)	(112,542)	(31,133)	(19,101)	(50,234)
Net premiums written	$125,992	$79,901	$205,893	$165,251	82,713	247,964

Revenues
Net premiums earned	$156,612	$82,812	$239,424	$160,796	$84,030	$244,826
Ceding commission revenue	15,243	7,665	22,908	5,029	6,310	11,339
Policy billing fees	3,342	337	3,679	2,970	261	3,231
Total revenues	175,197	90,814	266,011	168,795	90,601	259,396
Expenses
Net loss and loss adjustment expenses	83,034	57,855	140,889	83,444	51,177	134,621
Underwriting expenses
Direct commission expense	38,668	17,046	55,714	36,967	15,935	52,902
Other underwriting expenses	37,339	28,643	65,982	27,171	27,544	54,715
Total underwriting expenses	76,007	45,689	121,696	64,138	43,479	107,617
Underwriting profit (loss)	$16,156	$(12,730)	$3,426	$21,213	(4,055)	17,158

Underwriting Ratios
Net loss ratio	53.0%	69.9%	58.8%	51.9%	60.9%	55.0%
Net expense ratio	36.7%	45.5%	39.7%	34.9%	43.9%	38.0%
Net combined ratio	89.7%	115.4%	98.5%	86.8%	104.8%	93.0%

Tower Group International, Ltd.
Consolidated Balance Sheets

	June 30,	December 31,
($ in thousands, except par value and share amounts)	2013	2012
Assets
Investments - Tower
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $1,980,652 and $1,926,236)	$2,035,770	$2,064,148
Equity securities (cost of $127,598 and $144,204)	134,650	140,695
Short-term investments (cost of $13,415 and $4,749)	13,379	4,750
Other invested assets	77,038	57,786
Investments - Reciprocal Exchanges
Available-for-sale investments, at fair value:
Fixed-maturity securities (amortized cost of $248,755 and $263,950)	253,775	280,563
Equity securities (cost of $2,751 and $5,144)	2,750	5,563
Total investments	2,517,362	2,553,505
Cash and cash equivalents (includes $12,744 and $9,782 relating to Reciprocal Exchanges)	108,535	102,269
Investment income receivable (includes $2,609 and $2,610 relating to Reciprocal Exchanges)	26,182	25,332
Investment in unconsolidated affiliate	76,196	71,894
Premiums receivable (includes $45,385 and $44,285 relating to Reciprocal Exchanges)	392,433	412,045
Reinsurance recoverable on paid losses (includes $6,556 and $682 relating to Reciprocal Exchanges)	27,333	17,609
Reinsurance recoverable on unpaid losses (includes $24,897 and $52,389 relating to Reciprocal Exchanges)	690,069	459,457
Prepaid reinsurance premiums (includes $19,988 and $17,803 relating to Reciprocal Exchanges)	126,159	63,923
Deferred acquisition costs, net (includes $9,912 and $11,364 relating to Reciprocal Exchanges)	192,887	181,198
Intangible assets (includes $6,596 and $6,854 relating to Reciprocal Exchanges)	99,507	106,768
Goodwill	55,540	241,458
Funds held by reinsured companies	890,186	137,545
Other assets (includes $1,687 and $1,559 relating to Reciprocal Exchanges)	465,548	338,769
Total assets	$5,667,937	$4,711,772
Liabilities
Loss and loss adjustment expenses (includes $119,263 and $135,791 relating to Reciprocal Exchanges)	$2,552,351	$1,895,679
Unearned premium (includes $102,492 and $103,216 relating to Reciprocal Exchanges)	998,624	921,271
Reinsurance balances payable (includes $7,266 and $6,979 relating to Reciprocal Exchanges)	46,442	40,569
Funds held under reinsurance agreements (includes $0 and $500 relating to Reciprocal Exchanges)	657,275	98,581
Other liabilities (includes $10,851 and $21,321 relating to Reciprocal Exchanges)	350,838	296,960
Deferred income taxes (includes $19,818 and $19,719 relating to Reciprocal Exchanges)	20,282	24,763
Debt	451,224	449,731
Total liabilities	5,077,036	3,727,554
Shareholders' equity
Common stock ($0.01 par value; 100,000,000 shares authorized, 57,437,157 and
53,048,011 shares issued, and 57,429,099 and 43,513,678 shares outstanding)	574	530
Treasury stock (8,058 and 9,534,333 shares)	(17)	(181,435)
Paid-in-capital	812,547	780,036
Accumulated other comprehensive income	9,060	82,756
Retained earnings (accumulated deficit)	(242,930)	268,171
Tower Group International, Ltd. shareholders' equity	579,234	950,058
Noncontrolling interests	11,667	34,160
Total shareholders' equity	590,901	984,218
Total liabilities and shareholders' equity	$5,667,937	$4,711,772

Tower Group International, Ltd.
Consolidated Statements of Operations
	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands, except per share amounts)	2013	2012	2013	2012
Revenues
Net premiums earned	$418,364	$460,153	$840,250	$880,311
Ceding commission revenue	11,933	10,080	26,084	15,243
Insurance services revenue	532	1,359	660	1,856
Policy billing fees	3,321	3,000	6,471	6,134
Net investment income	28,402	31,781	58,719	65,724
Net realized investment gains (losses):
Other-than-temporary impairments	(4,456)	(2,270)	(5,145)	(5,246)
Portion of loss recognized in other comprehensive income	-	286	-	286
Other net realized investment gains	2,422	2,003	9,962	8,307
Total net realized investment gains	(2,034)	19	4,817	3,347
Total revenues	460,518	506,392	937,001	972,615
Expenses
Loss and loss adjustment expenses	559,892	349,775	835,624	617,268
Commission expense	106,278	95,186	195,854	175,571
Other operating expenses	88,308	78,100	172,701	155,171
Acquisition-related transaction costs	665	720	19,721	1,982
Interest expense	7,635	7,902	15,443	16,513
Total expenses	762,778	531,683	1,239,343	966,505
Other income (expense)
Equity in income (loss) of unconsolidated affiliate	7,838	-	7,966	-
Goodwill impairment	(214,049)	-	(214,049)	-
Income before income taxes	(508,471)	(25,291)	(508,425)	6,110
Income tax expense	(1,930)	(8,919)	(3,520)	306
Net income	$(506,541)	$(16,372)	$(504,905)	$5,804
Less: Net income attributable to Noncontrolling interests	801	437	(10,480)	3,448
Net income attributable to Tower Group International, Ltd.	$(507,342)	$(16,809)	$(494,425)	$2,356
Earnings per share attributable to Tower Group International, Ltd. shareholders:
Basic	$(8.88)	$(0.39)	$(9.60)	$0.04
Diluted	$(8.88)	$(0.39)	$(9.60)	$0.04
Weighted average common shares outstanding:
Basic	57,134	43,286	51,487	43,340
Diluted	57,134	43,286	51,487	43,419
Dividends declared and paid per common share	$0.17	$0.17	$0.34	$0.34

	Three Months Ended		Six Months Ended
($ in thousands except per share amounts)	June 30,		June 30,
Reconciliation of non-GAAP financial measures:	2013	2012	2013	2012
Net income (loss) attributable to Tower Group International, Ltd.	$(507,342)	$(16,809)	$(494,425)	$2,356
Net realized gains (losses) on investments	(2,243)	1,676	3,990	1,028
Acquisition-related transaction costs	(665)	(720)	(19,721)	(1,982)
Goodwill impairment	(214,049)	-	(214,049)	-
Income tax	729	(452)	2,574	5
Operating income (loss) attributable to
Tower Group International, Ltd.	$(291,114)	$(17,313)	$(267,219)	$3,305

Operating EPS and ROE:
Operating earnings (loss) per share - Basic	$(5.10)	$(0.40)	$(5.19)	$0.07
Operating earnings (loss) per share - Diluted	$(5.10)	$(0.40)	$(5.19)	$0.07
Operating return on average equity	-123.6%	-6.8%	-56.8%	0.7%

Book Value Per Share and Tangible Book Value Per Share			June 30, 2013	Dec. 31, 2012
Tower Group International, Ltd. shareholders' equity			579,234	950,058
Intangible assets			148,451	341,372
Tower Group International, Ltd. shareholder's equity excluding intangible assets			430,783	608,686
Shares outstanding			57,429	43,514
Book Value Per Share			$10.09	$21.83
Tangible Book Value Per Share			$7.50	$13.99

CONTACT:
Tower Group International, Ltd.
Bernie Kilkelly, 212-655-8943
Managing Vice President, Investor Relations
bkilkelly@twrgrp.com